Exhibit 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

November 23, 2016

Bellerophon Therapeutics, Inc.

184 Liberty Corner Road, Suite 302

Warren, New Jersey 07059

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing, pursuant to Rule 462(d) of Regulation C promulgated under the Securities Act of 1933, of a post-effective amendment to a registration statement (No. 333-214230) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement. The Registration Statement was declared effective on November 22, 2016 and relates to the offer and sale of (i) 17,142,858 Class A Units, each Class A Unit to consist of one share of the Company’s common stock, par value $0.01 per share (the “Common Stock,” and such shares of the Common Stock as issued, the “Common Shares”) and a warrant to purchase one share of Common Stock (the “Warrants,” and such shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), and (ii) 0 Class B Units, each Class B Unit to consist of one share of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock,” and the shares of Common Stock issuable upon the conversion of the Preferred Stock, the “Preferred Shares”) and a Warrant. The Common Shares, the Preferred Shares and the Warrant Shares are hereinafter collectively referred to as the “Shares.” The Shares, the Preferred Stock and the Warrants are hereinafter collectively referred to as the “Securities.”

The Securities are to be sold by the Company pursuant to an engagement letter entered into by and between the Company and H.C. Wainwright & Co., LLC, as placement agent (the “Placement Agent”), dated as of October 14, 2016 (the “Engagement Letter”), the form of which has been filed as Exhibit 10.47 to the Registration Statement, and an amendment to the Engagement Letter entered into by and between the Company and the Placement Agent (the “Engagement Letter Amendment”), the form of which has been filed as Exhibit 10.48 to the Registration Statement.

As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (ii) the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”); (iii) certain resolutions of the Board of Directors of the Company relating to the sale of the Securities; (iv) the securities purchase agreements and Warrants pursuant to which certain of the Securities are to be sold (the Securities Purchase Agreements and Warrants are collectively referred to as the “Agreements”) and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 23, 2016

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

1. The Common Shares have been authorized by all necessary corporate action of the Company and, when issued and sold in accordance with the terms set forth in the Agreements against payment therefor, and as contemplated in the Registration Statement, will be validly authorized, validly issued, fully paid and nonassessable.

2. The Preferred Stock has been authorized by all necessary corporate action of the Company and, when issued and delivered against payment therefor as contemplated in the Registration Statement, will be validly authorized, validly issued, fully paid and nonassessable.

3. The Warrants, when issued and sold in accordance with the terms set forth in the Agreements, and as contemplated in the Registration Statement against payment therefor, will have been duly executed and delivered by the Company and will constitute the valid and legally binding obligations of the Company.

4. The Preferred Shares have been duly authorized for issuance and, when issued in accordance with the provisions of the Preferred Stock and the Certificate of Designation, will be validly issued, fully paid and nonassessable.

5. The Warrant Shares have been duly authorized for issuance and, when issued and delivered against payment therefor in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, will be validly issued, fully paid and nonassessable.

6. When the Class A Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable Agreements, and as contemplated in the Registration Statement, such Class A Units will constitute valid and legally binding obligations of the Company.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

November 23, 2016

7. When the Class B Units have been duly delivered by the Company against the payment of consideration therefor specified in the applicable Agreements, and as contemplated in the Registration Statement, such Class B Units will constitute valid and legally binding obligations of the Company.

Our opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.